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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated February 20, 2012 (March 23, 2012, as to Note 16), relating to the consolidated financial statements of CityCenter Holdings, LLC and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement and to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
November 28, 2012

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM